UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 1, 2021, Eloxx Pharmaceuticals, Inc., a Delaware corporation (“Eloxx” or the “Company”), acquired Zikani Therapeutics, Inc., a Delaware corporation (“Zikani”), pursuant to that certain Agreement and Plan of Merger, dated April 1, 2021 (the “Merger Agreement”), by and among Eloxx, Delta Merger Sub Acquisition Corporation, a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), and Zikani. Pursuant to the Merger Agreement, Merger Sub was merged with and into Zikani, with Zikani surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”). The Eloxx Board of Directors (the “Eloxx Board”) has approved the Merger Agreement and the related transactions. The consummation of the Merger was not subject to approval of Eloxx’s stockholders.

Under the terms of the Merger Agreement, in connection with the closing of the Merger, Eloxx issued 7,596,810 shares of Eloxx common stock, $0.01 par value per share (“Eloxx Common Stock”), in exchange for all of the issued and outstanding equity interests of Zikani (the “Merger Consideration”). In addition to but separate from the Merger Consideration, in connection with the Merger, Eloxx issued restricted stock units under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “Equity Plan”) to Sumit Aggarwal, Vijay Modur, Ph.D., Alan Walts and certain other employees of Zakani covering 223,304, 174,643, 37,695 and 6,500 shares of Eloxx Common Stock, respectively, in respect of each applicable individual’s service as an officer or director of Eloxx (as applicable) following the consummation of the Merger (the “Closing RSUs”). As a condition of the grant of Closing RSUs, each of Mr. Aggarwal and Dr. Modur executed a waiver of their rights to certain payments under a previously-approved Zikani Management Carve-Out Plan, which payments would have otherwise been part of the Merger Consideration.

The Merger Agreement contains customary representations, warranties and covenants of Eloxx and Zikani. The representations and warranties contained in the Merger Agreement did not survive the closing of the Merger.

Pursuant to the terms of the Merger Agreement, (i) Sumit Aggarwal, Zikani’s President and Chief Executive Officer, was appointed as the President and Chief Executive Officer of Eloxx, (ii) Dr. Vijay Modur, Zikani’s Chief Scientific and Medical Officer, was appointed as the Head of Research and Development of Eloxx, and (iii) Sumit Aggarwal, Alan Walts and Rajesh Parekh, each Zikani directors, were appointed to the Eloxx Board.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Eloxx or Zikani. The Merger Agreement contains representations, warranties and covenants that Eloxx or Zikani made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Eloxx and Zikani and may be subject to important qualifications and limitations agreed to by Eloxx and Zikani in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Eloxx and Zikani rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Eloxx’s public disclosures. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Eloxx and its subsidiaries that Eloxx includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

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Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2021, Eloxx completed its acquisition of Zikani pursuant to the terms of the Merger Agreement. The information contained in Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Zikani is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Merger Consideration to former Zikani stockholders is incorporated by reference into this Item 3.02. The Eloxx Common Stock issued in the Merger was offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Regulation D thereunder. Each of the former Zikani stockholders that received the Merger Consideration are “accredited investors,” as defined in Regulation D.

The Eloxx Common Stock issued in the Merger has not been registered under the Securities Act and such Eloxx Common Stock may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Eloxx Common Stock or any other securities of Eloxx.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eloxx Board of Directors

Effective as of the effective time of the Merger on April 1, 2021, each of Martijn Kleijwegt, Silvia Noiman and Gregory C. Williams resigned from the Eloxx Board. The resignations were not the result of any disagreements with Eloxx relating to the Eloxx’s operations, policies or practices.

Immediately following the effective time of the Merger on April 1, 2021, pursuant to the terms of the Merger Agreement, each of Sumit Aggarwal, Alan Walts and Rajesh Parekh were appointed to the Eloxx Board. Mr. Aggarwal, Dr. Walts and Dr. Parekh will each serve until the Company’s 2021 annual meeting of stockholders, when they are expected to stand for re-election to the Eloxx Board by a vote of the Company’s stockholders. Dr. Walts was also appointed as a member of the Audit Committee of the Eloxx Board.

Dr. Parekh and Dr. Walts will each be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors.

In addition, Dr. Walts was granted Closing RSUs as described above. The Closing RSUs will vest in full on December 1, 2021 (generally subject to Dr. Walts’ continued service through such date). If Dr. Walts is terminated by the Company due to his death or his “Disability” (as defined in the Equity Plan) prior to December 1, 2021, the Closing RSUs will vest as of the date of such termination. The Closing RSUs will also vest in full on the date of a “Corporate Transaction” (as defined in the Equity Plan), subject to Dr. Walts’ continuous service through the date of such Corporate Transaction.

Mr. Aggarwal served as President and Chief Executive Officer of Zikani since 2019. Mr. Aggarwal joined Zikani in 2018 as Chief Financial Officer and Chief Business Officer. Prior to joining Zikani, from 2015 to 2018, Mr. Aggarwal served as acting President and Chief Financial Officer of Progenity, Inc., a private genetic services company offering pre-natal genetic testing to OB/GYN. He has also held leadership roles in healthcare and biotechnology at Adage Capital and as an Associate Partner at McKinsey & Company in its healthcare practice.

Dr. Parekh is a General Partner at Advent Life Sciences LLP, which he joined in 2006. During an academic career at Oxford University, he co-founded Oxford GlycoSciences PLC, where he served as Chief Scientific Officer and Chief Executive Officer from 1988 until its sale to Celltech Group PLC (now UCB SA) in 2003.

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Dr. Walts is a US-based Venture Partner with Advent Life Sciences, a position he has held since January 2014. Dr. Walts serves as Executive Chairman and Director of PIC Therapeutics (since 2016) and Artax Biopharma (since 2017). Dr. Walts is also a founder, Director and Treasurer of The Termeer Foundation, a public 501(c)(3) organization founded in 2019. Dr. Walts has over 25 years of industry experience at Genzyme in business development, business strategy, research and development, general management, and venture capital. Prior to leaving Genzyme in 2013, Dr. Walts most recently managed Genzyme’s corporate venture fund, Genzyme Ventures (now Sanofi Ventures).

Appointment of New President and Chief Executive Officer; Appointment of Head of Research and Development

Effective as of the effective time of the Merger on April 1, 2021, and pursuant to the Merger Agreement, (i) Sumit Aggarwal was appointed as the President and Chief Executive Officer of the Company, and in connection therewith, the Company and Mr. Aggarwal entered into an Employment Agreement effective as of April 1, 2021 (the “Aggarwal Employment Agreement”); and (ii) Vijay Modur, Ph.D. was appointed the Company’s Head of Research and Development, and in connection therewith, the Company and Dr. Modur entered into an Employment Agreement effective as of April 1, 2021 (the “Modur Employment Agreement” and, together with the Aggarwal Employment Agreement, the “Employment Agreements”).

Mr. Aggarwal and Dr. Modur each also executed a Confidentiality and Non-Competition Agreement, the obligations of which will survive the termination of the Employment Agreements.

Under the Employment Agreements, (i) Mr. Aggarwal will serve as the President and Chief Executive Officer of the Company and will be appointed as a member of the Eloxx Board and, so long as he continues to serve under the Aggarwal Employment Agreement, will continue to be nominated by the Eloxx Board (or a committee thereof) for re-election as a member of the Board at the expiration of the then-current term; and (ii) Dr. Modur will serve as the Company’s Head of Research and Development.

Under the Employment Agreements, Mr. Aggarwal will receive an annual base salary of $530,000 and Dr. Modur will receive an annual base salary of $425,000. Each of Mr. Aggarwal and Dr. Modur will also be eligible for an annual bonus with a target value equal to 50% and 40% of base salary, respectively (as applicable, the “Target Bonus”) and for an annual “stretch” bonus of an additional 50% and 25% of base salary, respectively, with such stretch bonus to be earned, if at all, based upon achievement of performance goals and/or such other factors as determined by the Board (or a committee thereof) in its discretion.

In addition, on April 1, 2021, each of Mr. Aggarwal and Dr. Modur was granted the following equity awards under the Equity Plan: (i) an award of stock options to purchase 1,423,238 shares and 711,619 shares of Eloxx Common Stock, respectively, vesting with respect to one-fourth of the shares of Eloxx Common Stock subject to such stock options on April 1, 2022, and vesting with respect to the remaining three-fourths of the shares of Eloxx Common Stock subject to such stock options in equal installments of one-twelfth on each quarterly anniversary of April 1, 2021 thereafter (generally subject to the applicable employee’s continued employment with the Company on each such vesting date) (the “Closing Options”); and (ii) an award of restricted stock units in respect of 55,854 shares and 44,683 shares of Eloxx Common Stock, respectively, vesting in full on December 1, 2021 (generally subject to the applicable employee’s continued employment through such date) (the “Additional RSUs” and, together with the Closing RSUs received by each of Mr. Aggarwal and Dr. Modur as described above, the “RSUs”). If there is an equity financing that results in proceeds for the Company of at least $20,000,000 and that results in dilution to the percentage of Eloxx Common Stock represented by the equity awards granted to Mr. Aggarwal and Dr. Modur, then within five days of such financing, the Company will grant additional stock options to Mr. Aggarwal and Dr. Modur, as applicable (on terms consistent with the Closing Options) such that, when combined with the Closing Options, Mr. Aggarwal’s and Dr. Modur’s stock options will represent the same percentage of the Eloxx Common Stock immediately following such financing as the Closing Options represented immediately prior to such financing (determined on a fully-diluted and as-converted basis).

The Employment Agreements can be terminated by the Company without “Cause” (but only following the 18-month anniversary of the effective time of the Merger), due to the applicable employee’s death or “Disability” or by the applicable employee with or without “Good Reason” (in each case, as such terms are defined in the Employment Agreements).

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If Mr. Aggarwal’s or Dr. Modur’s employment with the Company is terminated due to their death or Disability, the applicable employee will be entitled to the following payments and benefits: (i) the “Accrued Amounts” (as defined in the Employment Agreements), (ii) any earned but unpaid bonus in respect of the most recently completed fiscal year of the Company (the “Prior Year Bonus”), a pro-rata bonus for the year of termination (which will be determined (prior to pro-ration) based on the Target Bonus if performance goals have not yet been established for the year of termination at the time of termination, or based on actual performance if performance goals have been established for the year of termination at the time of termination) (as applicable, the “Pro-Rata Bonus”), and (iii) if such termination occurs prior to December 1, 2021, the RSUs will vest in full as of the date of such termination.

If Mr. Aggarwal’s or Dr. Modur’s employment with the Company is terminated by the Company without Cause or by the applicable employee for Good Reason, the applicable employee will be entitled to the following payments and benefits: (i) the Accrued Amounts, (ii) the Prior Year Bonus, (iii) the Pro-Rata Bonus, (iv) 12 months’ base salary, payable in a lump sum (the “Salary Severance”), (v) reimbursement for premiums for continued coverage pursuant to COBRA, or payment in lieu thereof, for a period of 12 months following termination (or until eligible for equivalent health insurance in connection with new employment or self-employment, or until no longer eligible for COBRA continuation coverage) (the “COBRA Benefit”), (vi) if such termination occurs prior to December 1, 2021, the RSUs will vest in full as of the date of such termination, (vii) if such termination occurs (A) prior to April 1, 2023, 50% of all other outstanding equity incentive awards with time-based vesting (including the Closing Options) will vest and an additional 50% of any equity incentive awards with performance-based vesting will vest based on target performance, in each case as of the date of such termination, or (B) on or after April 1, 2023, all other outstanding equity incentive awards with time-based vesting (including the Additional Options) will vest in full and any equity incentive awards with performance-based vesting will vest based on target performance, in each case, as of the date of such termination and (viii) any vested awards of stock options will remain exercisable for a period equal to the shorter of (A) one year following termination and (B) the remaining term of the award (unless the applicable award provides for more favorable treatment on termination).

If there is a “Corporate Transaction” (as defined in the Equity Plan) during Mr. Aggarwal’s or Dr. Modur’s employment pursuant to the Employment Agreements, all outstanding and unvested equity incentive awards held by the applicable employee as of such time will accelerate and become fully vested and exercisable or payable immediately prior to the closing of such Corporation Transaction.

If Mr. Aggarwal’s or Dr. Modur’s employment with the Company is terminated by the Company without Cause or by the applicable employee for Good Reason, in either case, within the 24-month period immediately following a Corporate Transaction, the applicable employee will be entitled to the same payments and benefits as set forth above in connection with a termination by the Company without Cause or by the applicable employee for Good Reason, except (i) the Salary Severance will be increased to a total of 18 months’ base salary, (ii) in lieu of the Pro-Rata Bonus, the employee will be entitled to receive an amount equal to the Target Bonus and (iii) the COBRA Benefit will cover the 18-month period following termination.

Mr. Aggarwal’s and Dr. Modur’s entitlement to the foregoing severance payments and benefits is generally subject to their execution of a release of claims in favor of the Company and its affiliates following termination, and their continuing compliance with all confidentiality obligations and restrictive covenants to which they are subject.

The description of these benefits is qualified in its entirety by the Aggarwal Employment Agreement and the Modur Employment Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Appointment of Interim Chief Financial Officer

Effective as of the effective time of the Merger on April 1, 2021, the Company appointed Daniel Geffken to serve as the Company’s Interim Chief Financial Officer.

Mr. Geffken provides services through Danforth Advisors, LLC (“Danforth Advisors”), a consulting entity. It is contemplated that Danforth Advisors and the Company will enter into a new consulting agreement after the effective time of the Merger (the “Consulting Agreement”) concerning services to be provided by Danforth Advisors for the benefit of the Company, including those services provided by Mr. Geffken. Mr. Geffken previously provided services as the Chief Financial Officer of Zikani through Danforth Advisors.

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Resignation of Chief Executive Officer

On April 1, 2021, the Company and Dr. Williams entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which, among other things, the Company and Dr. Williams agreed that Dr. Williams would separate from service with the Company, resigning from his position as the Chief Executive Officer of the Company and all other offices of the Company, effective as of April 1, 2021.

Dr. Williams’ separation from service with the Company was not considered a termination for “Cause” as that term is defined in his employment agreement with the Company, which was included as Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 6, 2020 (the “Williams Employment Agreement”). Dr. Williams’ separation was not in connection with a disagreement between Dr. Williams and the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Williams Employment Agreement, Dr. Williams is eligible to receive certain severance payments and benefits due to him upon a termination without “Cause” by the Company, as described in the Williams Employment Agreement, contingent upon his release of claims against the Company. In addition, since the Williams Employment Agreement is not terminable without “Cause” by the Company until August 25, 2021, the Separation Agreement provides that, in consideration of, among other things, Dr. Williams’ entry into the Separation Agreement, Dr. Williams will receive certain compensation and continued equity vesting and option exercisability as though Dr. Williams had remained employed through August 25, 2021.

The description of these benefits is qualified in its entirety by the Separation Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 7.01	Regulation FD.

Eloxx prepared an investor presentation with respect to the Merger. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

In anticipation of the consummation of the Merger, the lenders under the Loan and Security Agreement, dated as of January 30, 2019 (the “Credit Agreement”), by and among Eloxx, Eloxx Pharmaceuticals Ltd. Silicon Valley Bank and SVP Innovation Credit Fund VIII, L.P., consented to the Merger for purposes of the Credit Agreement, and in connection therewith, the Credit Agreement was amended to, among other things, provide that Zikani will be added as a co-borrower thereunder.

On April 1, 2021, Eloxx issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 1, 2021, by and among Eloxx Pharmaceuticals, Inc., Delta Merger Sub Acquisition Corporation and Zikani Therapeutics, Inc.*
10.1	Employment Agreement, dated as of April 1, 2021, by and between Sumit Aggarwal and Eloxx Pharmaceuticals, Inc.
10.2	Employment Agreement, dated as of April 1, 2021, by and between Vijay Modur and Eloxx Pharmaceuticals, Inc.
10.3	Separation Agreement and General Release, dated as of April 1, 2021, by and between Gregory C. Williams and Eloxx Pharmaceuticals, Inc.
99.1	Investor Presentation
99.2	Press Release issued April 1, 2021

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Eloxx hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

By:	/s/ Neil S. Belloff
Name:	Neil S. Belloff
Title:	Chief Operating Officer and General Counsel

Date: April 1, 2021

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